 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 10, 2012 (July 9, 2012)

VOYAGER OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Montana	1-35097	77-0639000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2718 Montana Ave., Suite 220
Billings, MT 59101

(Address of principal executive offices, including zip code)

(406) 245-4901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On July 9, 2012, Voyager Oil & Gas, Inc. (“Voyager”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Emerald Oil & Gas NL (the “Parent”) and Emerald Oil, Inc., a wholly owned subsidiary of the Parent (“Emerald”). The Purchase Agreement provides that, upon the terms and subject to the conditions therein, Voyager will purchase all of the outstanding capital stock of Emerald (the “Shares”) for 19.9% of the total shares of Voyager common stock outstanding as of the closing date, subject to customary adjustments, including adjustments for title defects and environmental matters, as provided in the Purchase Agreement, and the acquisition at closing of Emerald’s liabilities, including approximately $18.3 million in debt owed by Emerald (the “Transaction”).

The Purchase Agreement contains customary representations and warranties, covenants by the Parent and Emerald regarding the operation of the business of Emerald between the signing of the Purchase Agreement and the closing of the Transaction, and indemnification provisions whereby the Parent and Voyager agree to indemnify each other for breaches of representations and warranties, covenants and other matters.

The Transaction is subject to certain closing conditions, including, among others, those relating to the accuracy of the representations and warranties, the delivery of certain ancillary documents (including, but not limited to, certificates representing all of the Shares and documents evidencing the Parent’s and Emerald’s compliance with covenants), consents of certain third parties and entry into certain agreements between Voyager and certain employees of Emerald. Either Voyager or the Parent may terminate the Purchase Agreement if certain closing conditions have not been satisfied or waived by August 31, 2012.

In connection with the closing of the Transaction, five existing members of Voyager’s board of directors will resign as directors of Voyager, and their vacancies will be filled with directors selected by the remaining members of Voyager’s board of directors.

The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (c) may have been included in the Purchase Agreement for the purpose of allocating risk between Voyager and the Parent rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference in its entirety. All schedules to the Purchase Agreement have been omitted in accordance with Item 601(b) of Regulation S-K. Voyager hereby agrees to furnish supplementally a copy of any schedules to the Securities and Exchange Commission (“SEC”) upon its request.

Forward-Looking Statement

Certain statements included in this Current Report on Form 8-K contain "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. We caution you that assumptions, expectations, projections, intentions, plans, beliefs or similar expressions used to identify forward-looking statements about future events may, and often do, vary from actual results and the differences can be material from those expressed or implied in such forward looking statements. We assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

Item 7.01.      Regulation FD Disclosure.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 7.01 by reference.

On July 10, 2012, Voyager issued a press release announcing the execution of the Purchase Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1. Attached hereto as Exhibit 99.2 to this Current Report on Form 8-K is the form of presentation that Voyager expects to use in connection with discussing the Transaction with investors.

The information in this Current Report on Form 8-K, including the exhibits attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibits attached hereto, shall not be deemed incorporated by reference into any of Voyager’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

2.1	Securities Purchase Agreement, dated July 9, 2012, among Voyager Oil & Gas, Inc., Emerald Oil & Gas NL and Emerald Oil, Inc.

99.1	Press Release dated July 10, 2012.

99.2	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VOYAGER OIL & GAS, INC.

By: /s/ Mitchell R. Thompson
Mitchell R. Thompson
Chief Financial Officer

Date: July 10, 2012

EXHIBIT INDEX

Exhibit	Exhibit Description

2.1	Securities Purchase Agreement, dated July 9, 2012, among Voyager Oil & Gas, Inc., Emerald Oil & Gas NL and Emerald Oil, Inc.

99.1	Press Release dated July 10, 2012.

99.2	Investor Presentation